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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


                  We consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 3, 1996 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1996 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K . We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.




                                                 /s/  CIULLA, SMITH & DALE, LLP
                                                 -------------------------------
                                                      CIULLA, SMITH & DALE, LLP



Cleveland, Ohio
December 30, 1996